Exhibit 99.1
BRC Inc. Reports First Quarter 2025 Financial Results
Financial Highlights

•Black Rifle Energy™ began shipping in late Q4 2024 and reached 21% All Commodity Volume ("ACV") across Food, Drug, Mass ("FDM") and Convenience store retailers within its first three months of retail distribution.
•In Q1 2025, packaged coffee distribution increased by 12.2 percentage points to 50.2% ACV and Ready-to-Drink ("RTD") coffee distribution grew by 5.1 percentage points to 47.9% ACV compared to Q1 2024.
•Wholesale revenue declined 6.0% compared to Q1 2024, primarily due to the net reduction of $8.5 million in prior-year barter transaction revenue.
•Net loss was $7.8 million in Q1 2025, a decrease of $9.7 million compared to net income of $1.9 million in Q1 2024. Adjusted EBITDA was $0.9 million, down $11.6 million from $12.5 million in Q1 2024.
•Full-year revenue and adjusted EBITDA guidance affirmed; gross margin is now expected to be in the 35–37% range, primarily due to tariff impacts.
SALT LAKE CITY, Utah – May 5, 2025 – BRC Inc. (NYSE: BRCC, the "Company"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the first quarter of fiscal year 2025.

“Black Rifle is off to a promising start in 2025, driven by distribution gains across multiple product categories and targeted investments that position us well for sustained, multi-year growth,” said BRCC Chief Executive Officer Chris Mondzelewski. “This quarter marked the beginning of what we anticipate will be a two-year distribution ramp for Black Rifle Energy™, and we’re encouraged by our initial success in partnership with Keurig Dr Pepper (KDP). With marketing efforts set to accelerate throughout the year, we expect revenue momentum to build and remain confident in the strategy and long-term goals outlined earlier this year. Importantly, we continue to grow market share in every category in which we compete—underscoring the strength of our brand, our products, and our execution. As we move forward in 2025, our team remains focused on building brand awareness, strengthening our market presence, and advancing our mission of supporting veterans, first responders, and the communities we proudly serve.”

“The operational and financial improvements we achieved last year provided us the flexibility to reinvest in the Black Rifle brand and position the business for long-term success,” said BRCC Chief Financial Officer Steve Kadenacy. “Distribution gains are a critical enabler of that strategy, and we continue to expand across traditional retail, online platforms, beverage categories, and into new dayparts—driven by momentum in our core coffee offerings and the early success of Black Rifle Energy™. While we are mindful of economic and input cost uncertainty, we remain focused on driving operational excellence to build a more resilient business, and we are confident in our ability to power the next phase of growth and deliver long-term value for our shareholders.”

First Quarter 2025 Financial Highlights (in millions, except % data)

	First Quarter Comparisons
	2025	2024	$ Change	% Change
Net Revenue	$90.0	$98.4	$(8.4)	(8.6)%
Gross Profit	$32.5	$42.2	$(9.7)	(23.0)%
Gross Margin	36.1%	42.9%

Net Income (Loss)	$(7.8)	$1.9	$(9.7)
Adjusted EBITDA	$0.9	$12.5	$(11.6)

First Quarter 2025 Results
First quarter 2025 net revenue decreased 8.6% to $90.0 million from $98.4 million in the first quarter of 2024. Wholesale revenue decreased 6.0% to $56.8 million in the first quarter of 2025 from $60.4 million in the first quarter of 2024. Performance in the Wholesale channel was primarily impacted by a net reduction of $8.5 million in barter transaction revenue, partially offset by continued distribution gains at FDM retailers and sales growth within the channel. Direct-to-Consumer ("DTC") revenue decreased 15.0% to $27.7 million in the first quarter of 2025 from $32.6 million in the first quarter of 2024. DTC revenue was primarily impacted by a $3.4 million decrease in the accrual for loyalty rewards, following a change in the expiration policy implemented in the first quarter of 2024, and by lower customer acquisition as the Company strategically reallocated advertising spend to higher-return areas of the business. Revenue from Black Rifle Coffee shops ("Outposts") increased 2.1% to $5.5 million in the first quarter of 2025 from $5.4 million in the first quarter of 2024. The increase in Outpost revenue was driven by higher franchise fees and increased average order values at company-operated locations, as we promoted add-on and bundled purchases through retail stores.

Gross profit decreased to $32.5 million in the first quarter of 2025, down from $42.2 million in the first quarter of 2024, representing a 23.0% year-over-year decrease. Gross margin decreased 680 basis points to 36.1% in the first quarter of 2025, down from 42.9% for the first quarter of 2024. The decline was driven by higher trade and price adjustments, green coffee inflation, and the impact of cycling a prior-year change to our loyalty rewards program, partially offset by productivity gains and favorable mix.
Marketing expenses increased 48.8% to $11.3 million in the first quarter of 2025, up from $7.6 million in the first quarter of 2024. As a percentage of revenue, marketing expenses increased 490 basis points to 12.6% in the first quarter of 2025, compared to 7.7% in the first quarter of 2024. The increase was driven by greater investment in content creation, shopper marketing, and expanded partnerships, including the Company’s engagement with the UFC and key influencers.

Salaries, wages and benefits expenses decreased 11.1% to $13.6 million in the first quarter of 2025 from $15.3 million in the first quarter of 2024. As a percentage of revenue, salaries, wages and benefits expenses decreased 40 basis points to 15.1% in the first quarter of 2025 as compared to 15.5% in the first quarter of 2024. The decrease was due to lower salaries and wages resulting from a reduction in employee headcount compared to the first quarter of 2024.
General and administrative ("G&A") expenses decreased 23.2% to $11.8 million in the first quarter of 2025 from $15.3 million in the first quarter of 2024. As a percentage of revenue, G&A decreased 250 basis points to 13.1% in the first quarter of 2025 as compared to 15.6% in the first quarter of 2024. The decrease was driven by reductions in professional services and in corporate infrastructure and support that were identified as inefficient or duplicative.
Net loss for the first quarter of 2025 was $7.8 million and Adjusted EBITDA was $0.9 million. This compares to net income of $1.9 million and Adjusted EBITDA of $12.5 million for the first quarter of 2024.

Financial Outlook

The Company provides the following guidance based on current market conditions and expectations for revenue, gross margin, and adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure.

For full-year fiscal 2025, the Company updated its previous guidance as follows (in millions, except % data):

	FY2024	FY2025 Guidance (Previously Reported)		FY2025 Guidance (Updated)
	Actual	Low	High	Low	High
Net Revenue(1)	$391.5	$395.0	$425.0	$395.0	$425.0
Growth	(1)%	1%	9%	1%	9%
Gross Margin	41.2%	37%	39%	35%	37%

Adj. EBITDA	$37.1	$20.0	$30.0	$20.0	$30.0
(1) A barter transaction favorably impacted Net Revenue in 2024 by $23.9 million, in addition to an increase to Net Revenue of $6.5 million as a result of the change in BRCC's Loyalty Program points policy in 2024.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliation, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 6, 2025, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through May 13, 2025. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13752697.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.
Investor Contacts:

Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow, manage sustainable expansion, and retain key employees; failure to compete effectively with other producers, distributors and retailers of coffee and energy drinks; our limited operating history, which may hinder the successful execution of strategic initiatives and make it difficult to assess future risks and challenges; challenges in managing rapid growth, inventory needs, and relationships with key business partners; inability to raise additional capital necessary for business development; failure to achieve or sustain long-term profitability; inability to effectively manage debt obligations; failure to maximize the value of assets received through bartering transactions; negative publicity affecting our brand, reputation, or that of key employees; failure to uphold our position as a supportive member of the Veteran and military communities, or other factors negatively affecting brand perception; inability to establish and maintain strong brand recognition through intellectual property or other means; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; unsuccessful marketing campaigns that incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks associated with reliance on social media platforms, including dependence on third-party platforms for marketing and engagement; declining performance of the direct to consumer revenue channel; inability to effectively manage or scale distribution through Wholesale business partners, particularly key Wholesale partners; failure to manage supply chain operations effectively, including inaccurate forecasting of raw material and co-manufacturing requirements; loss of one or more co-manufacturers or production delays, quality issues, or labor-related disruptions affecting manufacturing output; supply chain disruptions or failures by third-party suppliers to deliver coffee, store supplies, RTD beverage ingredients, or merchandise, including disruptions caused by external factors; ongoing risks related to supply chain volatility and reliability, including tariffs, political and climate risks; fluctuations in the market for high-quality coffee beans and other key commodities; unpredictable changes in the cost and availability of real estate, labor, raw materials, equipment, transportation, or shipping; failure to successfully open new Black Rifle Coffee shops, including permitting delays, development challenges, or underperformance of existing locations; risks related to long-term, non-cancelable lease obligations and other real estate-related concerns; inability of franchise partners to successfully operate and manage their franchise locations; failure to maintain high-quality customer experiences for retail partners and end users, including production defects or issues caused by co-manufacturers that negatively impact product quality and brand reputation; failure to comply with food safety regulations or maintain product quality standards; difficulties in successfully expanding into new domestic and international markets; failure to comply with federal, state, and local laws and regulations, or inability to prevail in civil litigation matters; risks related to potential unionization of employees; failure to protect against cybersecurity threats, software vulnerabilities, or hardware security risks; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company, and speak only as of the date hereof. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue, net	$89,974	$98,392
Cost of goods sold	57,502	56,207
Gross profit	32,472	42,185
Operating expenses
Marketing and advertising	11,322	7,609
Salaries, wages and benefits	13,563	15,261
General and administrative	11,786	15,346
Other operating expense, net	1,233	14
Total operating expenses	37,904	38,230
Operating income (loss)	(5,432)	3,955
Non-operating expenses
Interest expense, net	(2,370)	(2,051)
Total non-operating expenses	(2,370)	(2,051)
Income (loss) before income taxes	(7,802)	1,904
Income tax expense	44	49
Net income (loss)	$(7,846)	$1,855
Less: Net income (loss) attributable to non-controlling interest	(4,958)	1,307
Net income (loss) attributable to BRC Inc.	$(2,888)	$548

Net income (loss) per share attributable to Class A Common Stock
Basic and diluted	$(0.04)	0.01
Weighted-average shares of Class A Common Stock outstanding
Basic	78,411,354	66,312,366
Diluted	78,411,354	66,597,626

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$3,902	$6,810
Accounts receivable, net	27,005	33,604
Inventories, net	50,498	42,647
Prepaid expenses and other current assets	13,657	12,410
Total current assets	95,062	95,471
Property, plant and equipment, net	56,645	59,204
Operating lease, right-of-use asset	26,111	26,703
Non-current prepaid marketing expenses	44,590	45,506
Identifiable intangibles, net	344	359
Other	138	139
Total assets	222,890	227,382
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,134	$38,817
Accrued liabilities	30,661	27,900
Deferred revenue and gift card liability	3,814	3,918
Current maturities of long-term debt	2,297	2,047
Current operating lease liability	2,433	2,523
Current maturities of finance lease obligations	12	13
Total current liabilities	73,351	75,218
Non-current liabilities:
Long-term debt, net	66,472	63,027
Finance lease obligations, net of current maturities	18	—
Operating lease liability	28,456	29,087
Other non-current liabilities	10,408	10,554
Total non-current liabilities	105,354	102,668
Total liabilities	178,705	177,886
Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued or outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 78,609,684 and 78,286,909 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	8	8
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 134,536,464 shares issued and outstanding as of both March 31, 2025 and December 31, 2024	13	13
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid in capital	137,470	136,583
Accumulated deficit	(126,318)	(123,430)
Total BRC Inc.'s stockholders' equity	11,173	13,174
Non-controlling interests	33,012	36,322
Total stockholders' equity	44,185	49,496
Total liabilities and stockholders' equity	$222,890	$227,382

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$(7,846)	$1,855
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,576	2,413
Equity-based compensation	2,591	1,952
Amortization of debt issuance costs	266	301
Loss on disposal of assets	839	511
Paid-in-kind interest	1,234	—
Other	350	315
Changes in operating assets and liabilities:
Accounts receivable, net	6,586	58
Inventories, net	(7,851)	(2,405)
Prepaid expenses and other assets	(25)	(1,892)
Accounts payable	(4,401)	7,264
Accrued liabilities	2,511	(2,331)
Deferred revenue and gift card liability	(104)	(3,468)
Operating lease liability	(721)	371
Other liabilities	(146)	(30)
Net cash provided by (used in) operating activities	(4,141)	4,914
Investing activities
Purchases of property, plant and equipment	(1,173)	(2,718)
Proceeds from sale of property and equipment	—	41
Net cash used in investing activities	(1,173)	(2,677)
Financing activities
Proceeds from issuance of long-term debt, net of discount	98,904	21,829
Debt issuance costs paid	(147)	(164)
Repayment of long-term debt	(96,162)	(32,224)
Financing lease obligations	17	20
Repayment of promissory note	(400)	(400)
Issuance of stock from the Employee Stock Purchase Plan	194	251
Net cash provided by (used in) financing activities	2,406	(10,688)
Net decrease in cash, cash equivalents and restricted cash	(2,908)	(8,451)
Cash and cash equivalents, beginning of period	6,810	12,448
Restricted cash, beginning of period	—	1,465
Cash and cash equivalents, end of period	3,902	3,997
Restricted cash, end of period	—	1,465

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Non-cash operating activities
Derecognition of right-of-use operating lease assets	$—	$(1,955)
Recognition of revenue for inventory exchanged for prepaid advertising	$—	$8,487

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$22	$622

Supplemental cash flow information
Cash paid for income taxes	$72	$58
Cash paid for interest	$756	$1,816

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended March 31,
	2025	2024
Wholesale	$56,791	$60,428
DTC	27,720	32,614
Outpost	5,463	5,350
Total net sales	$89,974	$98,392

Key Operational Metrics
	March 31,
	2025	2024
FDM ACV %(1)	50.2%	38.0%
RTD ACV %(2)	47.9%	42.8%
DTC Subscribers	181,900	209,000
Outposts
Company-owned stores	17	18
Franchise stores	20	18
Total Outposts	37	36
(1)FDM ACV% calculated as the sum of ”Coffee” + “Espresso” categories within Nielsen. Nielsen Total US xAOC, 4-weeks ending 3/29/25.
(2)RTD ACV% calculated for the “RTD Coffee” category (Plus Monster-Java) for single-serve RTD coffee within Nielsen. Nielsen Total US xAOC + Conv, 4-weeks ending 3/29/25.

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.

We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, write-off of site development costs, non-routine legal expenses, and restructuring fees and related costs. Investors should note that, beginning with results for the quarter ended March 31, 2025, we have modified the presentation of Adjusted EBITDA to no longer exclude RTD transformation costs. To conform to the current period's presentation, we have excluded RTD transformation costs when presenting Adjusted EBITDA for the quarter and year ended March 31, 2024. This change decreased Adjusted EBITDA for the quarter and year ended March 31, 2024 by $1.6 million.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based compensation and other amounts not directly attributable to our primary operations, such as system implementation costs, write-off of site development costs, non-routing legal expense, and restructuring fees and related costs. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(7,846)	1,855
Interest expense	2,370	2,051
Tax expense	44	49
Depreciation and amortization	2,576	2,413
EBITDA	$(2,856)	$6,368
Equity-based compensation(1)	2,590	1,952
System implementation costs(2)	—	380
Write-off of site development costs(3)	825	1,181
Non-routine legal expense(4)	338	2,371
Restructuring fees and related costs(5)	—	266
Adjusted EBITDA	$897	$12,518

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, and consultants.
(2)Represents non-capitalizable costs (e.g. pre-implementation discovery, training, and post-implementation monitoring) associated with the implementation of our enterprise resource planning ("ERP") system and e-commerce platform. For the three months ended March 31, 2024, $0.2 million of costs were related to both our ERP system re-implementation and our e-commerce platform implementation.
(3)Represents the write-off of development costs for discontinued retail locations.
(4)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to the exercise of certain warrants issued in connection with our business combination.
(5)Represents severance costs for the three months ended March 31, 2024.